EXHIBIT 99.1

INTERNATIONAL STEEL GROUP INC.

Proxy for the Special Meeting of Stockholders on [        •        ], 200[        •        ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INTERNATIONAL STEEL GROUP INC.

      The undersigned stockholder of International Steel Group Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/ Prospectus, each dated [ •  ], 200[ •  ], and hereby appoints [ •  ], [ •  ] and [ •  ], and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of International Steel Group Inc., to be held on [ •  ], [ •  ], 200[ •  ] at [ •  ], local time, at [ •  ] in [ •  ], [ •  ], and at any postponements and adjournments thereof, and to vote all shares of ISG common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

      THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

(Continued, and to be marked, dated and signed, on the reverse side)

INTERNATIONAL STEEL GROUP INC.

SPECIAL MEETING OF STOCKHOLDERS

[ •  ], 200[ •  ]

VOTE BY MAIL

•	Mark, sign and date your proxy card.

•	Detach your proxy card.

•	Return your proxy card in the postage paid envelope provided.

      1. Adoption of the Agreement and Plan of Merger and Reorganization, dated as of October 25, 2004, by and among Ispat International N.V., Park Acquisitions Corp. and International Steel Group Inc., pursuant to which ISG will merge with and into Park Acquisition Corp., with ISG becoming a wholly-owned subsidiary of Ispat International, and each share of ISG common stock will be converted into the right to receive one of the following: (1) $42.00 per share in cash, (2) a number of Ispat International Class A common shares equal to $42.00 divided by the average closing price of Ispat International shares for the 20 trading days prior to closing, up to a maximum of 1.21740 shares and a minimum of 0.95865 shares, or (3) a combination of cash and shares.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

      2. Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the Special Meeting to approve the proposal.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Please sign exactly as name appears at left. Persons signing in a fiduciary capacity (e.g., executors, administrators, trustees) should so indicate. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.

Date:                     , 200

Signature

Signature

WINDOW AREA

Please Detach Here

▼ You Must Detach This Portion of the Proxy Card ▼
Before Returning it in the Enclosed Envelope